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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of the 21st day of April, 1997 by and between Logic Works, Inc., a Delaware corporation (the "Company"), and Benjamin C. Cohen ("Employee").

     WHEREAS, Employee has been employed by the Company pursuant to the Employment Agreement between the Employee and the Company dated September 15, 1993 (the "Prior Agreement");

     WHEREAS, the Company and Employee desire that the Prior Agreement be terminated and that the Employee be employed by the Company on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the employment of the Employee by the Company, the Company and Employee agree as follows:

     1. Termination of Prior Agreement; Term of this Agreement.

        a. Prior Agreement. The Prior Agreement is hereby terminated and Employee shall no longer serve as the Company's President and Chief Executive Officer.

        b. Employment Period. The Company employs Employee and Employee accepts employment with the Company for a term commencing on April 21, 1997 and continuing through December 31, 1998 (the "Employment Period"), subject, however, to prior termination as hereinafter provided in Section 5.

     2. Employee's Duties and Obligations.

        a. Duties. During the Employment Period, Employee shall serve as the Chairman of the Board of Directors of the Company (provided he has been duly elected and is serving as a director of the Company and subject to the right of the Board of Directors of the Company to remove Employee as a director for cause if their fiduciary duties require such a determination). Employee shall perform such duties, if any, as may be assigned to him from time to time, by the Company's Chief Executive Officer (in his sole discretion) in the areas of project strategy, strategic marketing, customer relations, business development, and dealings with the investment community and such other areas as may be determined by the Company's Chief Executive Officer (although no duties shall be required to be assigned). Employee shall at all times report to the Company's Chief Executive Officer, and shall be subject to the policies and procedures applicable to executive employees of the Company.

        b. Location of Employment. Employee shall be provided an office and reasonable secretarial support at the Company's offices to fulfill his duties as may be

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assigned to him pursuant to paragraph 2.a. hereof.

        c. Proprietary Information and Inventions Agreement. Employee acknowledges that he has executed the Company's standard form of Proprietary Information and Inventions and Non-Solicitation Agreement (the "Confidentiality Agreement"), a copy of which is attached to this Agreement as Exhibit A, and that the terms of such Confidentiality Agreement shall remain in full force and effect during the Employment Period.

     3. Devotion of Time to Company's Business. During the Employment Period, Employee shall devote such time, attention and efforts to the business of the Company as necessary to fulfill the duties that may be assigned to him pursuant to Section 2.a. hereof.

        a. Non-Competition With Company.

          (1) During the Employment Period and for a period of one (1) year thereafter (or two (2) years thereafter if Employee is paid the severance amounts set forth in Section 5.b.), Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive with the data modeling, UML-based or object relational-based component modeling, process modeling or repository business or proposed business of the Company, provided that the ownership of not more than 1% of the listed or traded stock of any publicly-held corporation shall be permitted.

          (2) Employee acknowledges that the remedy at law for breach of the covenant under this Section 3.a. will be inadequate and, accordingly, in the event of any breach or threatened breach by Employee of the provisions of this
Section 3.a., the Company shall be entitled, in addition to any other remedies, to an injunction restraining any such breach.

          (3) If any restriction set forth in this Section 3.a is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     4. Compensation and Benefits.

        a. Base Compensation. During the Employment Period, the Company shall pay to Employee, subject to applicable withholding, base annual compensation of Two Hundred Thirty-Five Thousand Dollars ($235,000), payable at least monthly pursuant to the Company's regular payroll practices.

        b. Benefits. During the Employment Period, Employee will be entitled to all such family health and medical benefits and disability insurance as are provided to other employees of the Company. The Company reserves the right to modify, amend or

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terminate any benefits listed above at any time for any reason (provided such modification, amendment or termination is applicable to all executives receiving such benefits) but shall, in any case, provide reasonable health and disability benefits to Employee during the Employment Period.

        c. Incentive Bonus. Employee shall be eligible for an annual bonus of up to One Hundred Fifteen Thousand Dollars ($115,000), subject to applicable withholding, which shall be payable to the extent earned on or before March 31 of the following year. The criteria for such bonus shall be determined by the Company's Chief Executive Officer and shall be reasonable criteria based on the duties outlined in Section 2.

     5. Termination of Employment.

        a. Termination for Good Cause. The Company may terminate Employee's employment at any time for "Good Cause," as herein defined. If Employee's employment is terminated for Good Cause during the Employment Period, Employee shall only be entitled to unpaid compensation accrued through the last day of employment (including any earned but unpaid bonus under Section 4.c.), and in no event shall Employee be entitled to any severance benefit or to an incentive bonus for the year in which such termination occurs. For the purposes of this
Section 5.a., "Good Cause" shall mean (i) conviction for a criminal offense,
(ii) willful and continued failure or refusal to perform duties reasonably assigned to him under Section 2.a. of this Agreement, (iii) gross negligence, or
(iv) material breach of this Agreement or the Confidentiality Agreement, if such breach under any of clauses (i) through (iv) is not cured within 30 days following written notice from the Company specifying such breach.

        b. Termination by Company without Good Cause. If Employee's employment is terminated by the Company without Good Cause during the Employment Period, the following provisions shall apply:

           i) Employee shall be entitled to be paid, at the times set forth in
Section 4 of this Agreement, his base compensation through December 31, 1998;

          ii) In the event of a termination by the Company without Good Cause within one year following a merger, consolidation or sale of substantially all of the assets of the Company, Employee shall be entitled to be paid a pro-rated amount of any incentive bonus earned pursuant to Section 4.c. above through the last day of Employee's actual employment; and

         iii) If, and only if, Employee executes the Settlement Agreement and Mutual Release attached hereto as Exhibit B (the "Release"), Employee shall be entitled to receive severance payments totalling Four Hundred Seventy Thousand Dollars ($470,000), payable at least monthly pursuant to the Company's regular payroll practices, over a two (2)-year period beginning on the last day of Employee's actual employment.

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        c. Termination by Employee. If Employee terminates his employment for any reason or no reason during the Employment Period, then:

           i) Employee shall be entitled to any unpaid compensation accrued through the last day of Employee's actual employment (the "Termination Date"); and

          ii) If, and only if, Employee executes the Release, Employee shall be entitled to receive severance payments totalling Four Hundred Seventy Thousand Dollars ($470,000), payable at least monthly pursuant to the Company's regular payroll practices, over a two (2)-year period beginning on the Termination Date.

        d. Expiration of Employment Period. If the Employment Period expires and Employee has not been terminated pursuant to Section 5.a., 5.b. or 5.c. hereof, then, if, and only if, Employee executes the Release, Employee shall be entitled to receive a severance payment of Four Hundred Seventy Thousand Dollars ($470,000), payable at least monthly pursuant to the Company's regular payroll practices, over a two (2)-year period beginning December 31, 1998.

        e. Death or Disability. This Agreement shall terminate if Employee dies or is mentally or physically "Disabled" as herein defined. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Employee incapable of performing his duties and obligations under this Agreement for six (6) consecutive months; provided, that during such period, the Company shall give Employee at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this Section 5.e., Employee or his estate shall be entitled to any unpaid compensation accrued through the last day of Employee's employment (including any earned but unpaid bonus under Section 4.c.) but shall not be entitled to any severance benefits or to an incentive bonus for the year in which such termination occurs.

     6. Miscellaneous.

        a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of New Jersey.

        b. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

        c. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        d. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and




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assigns of the Company. Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

        e. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph 6.e.

        f. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Employee.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                                LOGIC WORKS, INC.


                                      By:       /s/ Gregory A. Peters
                                                ------------------------------
                                                Name: Gregory A. Peters
                                                Title: Chief Financial Officer

                              Address:          111 Campus Drive
                                                Princeton, NJ 08540

                                                EMPLOYEE:


                                                /s/ Benjamin C. Cohen
                                                ------------------------------
                                                Benjamin C. Cohen

                              Address:
                                                ------------------------------

                                                ------------------------------

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                                    EXHIBIT B

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


                  This SETTLEMENT AGREEMENT AND MUTUAL RELEASE of claims is made by Logic Works, Inc., its past, present and future partners, parents, subsidiaries, related entities, predecessors, successors, directors, officers, agents, employer sponsored employee benefit and welfare benefit plans, trustees and administrators of such plans, employees, contractors and assigns (hereinafter the "Company") and Benjamin C. Cohen and his predecessors, successors, agents, heirs and assigns (hereinafter "Employee"). Company and Employee shall hereafter collectively be referred to as the "Parties."


                              W I T N E S S E T H :

                  WHEREAS, Employee has been an employee of Company pursuant to an employment agreement, dated as of April 21, 1997 (the "Employment Agreement"); and

                  WHEREAS, the Parties wish to settle any outstanding severance obligations and any and all disputes which may exist between them;

                  NOW, THEREFORE, for and in consideration of the representations made, actions and agreements to be undertaken, and payments to be made as set forth herein, the Parties agree to fully and forever release and discharge each other, and covenant not to sue or otherwise institute or cause to be instituted, or maintain any legal or administrative proceedings against each other with respect to any matter, including but not limited to claims and causes of action relating to Employee's employment with Company pursuant to the Employment Agreement, provided, however, that nothing in this Agreement shall be deemed to release Company from any preexisting obligation to indemnify Employee.

                  This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made in consideration of the following:

                  A. Company shall pay to Employee the severance amounts due to Employee pursuant to Section 5 of the Employment Agreement (the "Severance Payments").

                  B. Employee acknowledges that the Severance Payments are not part of an exit incentive or other employment termination program offered to a group or class of employees.

                  C. Employee and Company represent that they are not currently involved, directly or indirectly, in any legal or administrative proceedings against one another, and have not engaged in any efforts, plans or preparation to become so involved in the future.





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                  D. The Parties understand and agree that they are waiving any rights that they may have or now have, known or unknown, to pursue any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which they ever had or now has, known or unknown, against Company, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims arising out of his employment relationship with Company, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., and the New Jersey Revised Statutes, damages arising out of all employment discrimination claims, wrongful discharge claims or other common law claims and damages. Nothing in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, however, shall be construed as releasing Company from its obligations under this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and the exhibits hereto nor shall anything in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE be deemed to release Company from any preexisting obligation to indemnify Employee.

                  E. In addition, and in further consideration of the foregoing, the Parties agree that nothing contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE shall constitute or be treated as an admission of liability or wrongdoing by Company or Employee.

                  F. This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is deemed to have been entered into in the State of New Jersey and shall be construed and interpreted in accordance with the laws of that state.

                  G. In addition, and in further consideration of the foregoing, the release set forth in paragraph D hereof extends to claims which the Parties do not know or suspect to exist in their favor at the time of executing the mutual release, which if known by them must have materially affected this settlement.

                  H. The Parties agree that they will not, without compulsion of legal process, disclose to others the terms or amounts referred to in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE or the fact of the payment of said amounts, except that they may disclose them to their attorneys, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which they have consulted such professional advisors. The Parties further agree that they will not defame or disparage each other.

                  I. The Parties understand that the covenants contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, including the covenants of nondisclosure, non-defamation and non-disparagement, are material inducements for the making of this agreement and that, in the event of a material breach hereof, including, without limitation, the nonpayment of any amounts payable hereunder, the other party will be entitled to pursue its legal and equitable remedies, including without limitation, the right to recover damages and seek injunctive relief. The prevailing party in any such action shall be entitled to recover its costs and reasonable attorneys' fees. Furthermore, in the event that Employee files or commences any

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legal action or administrative proceeding against Company for any matter other than enforcement of Employee's rights under this SETTLEMENT AGREEMENT AND MUTUAL RELEASE or any indemnification obligation not released hereby, Company shall maintain any available legal and equitable remedies that are available to it and shall not be obligated to make any future payments of any amounts to Employee. Furthermore, in the event that Company files or commences any legal action or administrative proceeding against Employee for any matter other than enforcement of Company's rights under this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, Employee shall maintain any available legal and equitable remedies that are available to him.

         J. The Parties acknowledge and agree that no promises or representations were made which do not appear written in this Agreement and that this SETTLEMENT AGREEMENT AND MUTUAL RELEASE contains the entire agreement of the Parties as to the subject matter hereof. This SETTLEMENT AGREEMENT AND MUTUAL RELEASE shall be construed to be fully enforceable. If for any reason any part of this SETTLEMENT AGREEMENT AND MUTUAL RELEASE is determined to be void or unenforceable, the agreement and/or any remaining part hereof shall be construed without reference to such void or inapplicable provisions to be an enforceable SETTLEMENT AGREEMENT AND MUTUAL RELEASE between the Parties.

         K. The Parties acknowledge that they have read and understand the foregoing SETTLEMENT AGREEMENT AND MUTUAL RELEASE and that they sign it voluntarily and without coercion. They further acknowledge that they have been advised by and been given the opportunity to consult with an attorney of their own choosing concerning the waivers contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and that the waivers made herein are knowing, conscious and with full appreciation that such party is forever foreclosed from pursuing any of the rights so waived.

         L. Employee further acknowledges that he has twenty-one (21) days after receipt of this SETTLEMENT AGREEMENT AND MUTUAL RELEASE to consider this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and he understands that it will not become effective and may be revoked until seven (7) days after it is executed. In order to revoke this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, Employee must deliver to the Chief Financial Officer of the Company, on or before seven (7) days after the execution of this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, a letter stating that he is revoking this SETTLEMENT AGREEMENT AND MUTUAL RELEASE.

Dated: __________ ___, 199___            ----------------------------------
                                         Benjamin C. Cohen

Dated: __________ ___, 199___            LOGIC WORKS, INC.

                                         By:
                                              -----------------------------
                                              Name:
                                                    -----------------------
                                              Title:
                                                     ----------------------

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